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TRANSLATION                                                     EXHIBIT NO. 10.9


                            SIGNAL SUPPLY AGREEMENT

              (otherwise regulated according to paragraph 437 TKO)


                                    between


                          Deutsche Bundespost Telekom

                                 represented by

         The Telecommunications Manager of the Directorate for Leipzig

            who in turn is represented by the Head of The Office for

                         Telecommunications in Chemnitz

                             - hereinafter "DBP T"


                                      and


                    Kabelfernsehen Plauen GmbH i. G., Plauen

              represented by its Managing Director, Peter Leverenz

         as Trustee for KFP Kabelfernsehen Plauen GmbH & Co Kg, Plauen

                   awaiting registry in the Company Register

                        - hereinafter "contract partner"


PARA 1 GENERAL

The contract partner shall install and manage a private co-axial cable system in 9900 Plauen. This system shall be supplied by DBP T with radio and television signals by means of a co-axial cable connection point. The private co-axial cable system is subject to planning approval according to paragraph 1 of the Telecommunications Systems Law (FAG).


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PARA 2 SERVICES BY DBP T

(1) DBP T supplies the programmes which it offers to its clients via the co-axial cable system according to local and technical abilities. DBP T shall supply additional programmes to the private co-axial cable system, as soon as the legal foundations have been laid down and no other regulations stand against those.

(2) DBP T determines which additional programmes are to be transmitted through its own co-axial cable system in consideration of State and County laws. The wishes of the contract partner are to be taken into account as far as this is technically and economically viable.

(3) The quality of the co-axial cable system signals and parameters is in accordance with the regulations of FTZ, rule 1 R 8, part 15.

(4) The co-axial cable system shall be installed by DBP T in 9900 Plauen, Kurt-Tucholsky-Strasse 63 by 1.7.1992.

PARA 3 PAYMENTS BY THE CONTRACT PARTNER

(1) The contract partner shall be responsible for the cost of the supply of the programme signals by DBP T.

(2) The payment is made up from a one-off investment allowance and a monthly sum for expenditure incurred by DBP T.

(3) The one-off investment sum is DM545,455.00 plus DM54,545.00 for "taxes by DBP T to the State". The monthly payment is DM13,636.00 plus a contribution of DM1,364.00 for "taxes by DBP T to the State".

(4) The calculated "tax by DBP T to the State" shall be replaced by a VAT-clause, if DBP T's payments become subject to a general VAT regulation.

(5) The monthly net payment shall increase pro rata in the same way as the basic charge set by the AGB for the first household unit.

(6) A further investment contribution is to be rendered by the contract partner, should expenditure for replacement or extension works become absolutely necessary. It shall be DBP T' responsibility to make appropriate decisions, in consideration of State and County laws.

(7) Expenditure which exclusively relates to one contract party, cannot be off-loaded, even in part to the other contract party.

(8) The duty to pay the one-off investment cost takes effect 3 months after the installation of the co-axial cable system.


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The monthly payment shall become due at the beginning of the month following a period of 6 months during which the co-axial cable services shall be provided free of charge. Further, the telecommunications regulations are to be applied correspondingly.

PARA 4 VALIDITY OF COPYRIGHT LAW

(1)  DBP T shall inform GEMA of this signal supply agreement in writing.

(2) Should any claims be made against DBP T which are substantiated by the copyright laws of this contract, the contract partner shall exempt DBP T from these claims.

PARA 5 EFFECTIVE DATE OF CONTRACT

The contract shall take effect following signature on 1.11.1991.

PARA 6 ORDINARY TERMINATION

(1) The earliest date the contract may be terminated is 31.12.2003, giving 1 year's notice.

(2) Upon expiration of the contract period, the contract shall be prolonged by 3 years if it is not terminated by the end of the year of the given contract period, giving 1 year's notice.

(3)  Termination of the contract has to be in writing.

PARA 7 PREMATURE TERMINATION

The contract may be terminated prematurely only in exceptional circumstances and this has to be done in writing.

PARA 8 TRANSFER OF RIGHTS

(1) KFP Kabelfernsehen Plauen GmbH & Co is, following its registration in the Company Register, entitled to transfer to itself rights and obligations in respect of contract by giving notice to DBP T.

(2) If the contract partner wishes to transfer the installations and/or the maintenance of the private co-axial cable system to a third party, it requires prior written permission of DBP T.

PARA 9 VALIDITY OF AGB

As far as no specific regulations apply, this contract is subject to the AGB.




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PARA 10 SALVATORIAN CONDITION

In case of invalidity of any of the provisions contained in this contract, the contract parties shall endeavour to reach substitute provisions which are commensurate with the commercial intent of this contract.

PARA 11 MISCELLANEOUS

All amendments and additions to this contract will have to be in written form.




On behalf of the Deutsche Bundespost TELEKOM




Plauen 10.10.91   ................................





On behalf of ..........


Plauen 10.10.91   ................................